AGREEMENT AND PLAN OF REORGANIZATION
                           AND INCORPORATION OF ASSETS

           This AGREEMENT AND PLAN OF REORGANIZATION AND INCORPORATION OF ASSETS ("Plan") is adopted pursuant to section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), as of _____________, 2005 between and among The AllianceBernstein Pooling Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its AllianceBernstein U.S. Value Portfolio, AllianceBernstein U.S. Large Cap Growth Portfolio, AllianceBernstein Global Real Estate Investment Portfolio, AllianceBernstein International Value Portfolio, AllianceBernstein International Growth Portfolio, AllianceBernstein Short Duration Bond Portfolio, AllianceBernstein Intermediate Duration Bond Portfolio, AllianceBernstein Inflation Protected Securities Portfolio, AllianceBernstein High-Yield Portfolio, AllianceBernstein Small-Mid Cap Value Portfolio, AllianceBernstein Small-Mid Cap Growth Portfolio and any subsequently formed portfolios of the Trust to which this Plan applies (each, a "Portfolio" and collectively, the "Portfolios"), and each of the following: The AllianceBernstein Portfolios, a Massachusetts business trust, on behalf of its AllianceBernstein Wealth Appreciation Strategy, AllianceBernstein Balanced Wealth Strategy, and AllianceBernstein Wealth Preservation Strategy (collectively, the "Non-Tax-Managed Wealth Strategies") and on behalf of its AllianceBernstein Tax-Managed Wealth Appreciation Strategy, AllianceBernstein Tax-Managed Balanced Wealth Strategy, and AllianceBernstein Tax-Managed Wealth Preservation Strategy (collectively, the "Tax-Managed Wealth Strategies"); AllianceBernstein Blended Style Series, Inc., on behalf of its U.S. Large Cap Portfolio ("U.S. Large Cap Fund"); the Rhode Island Higher Educational Savings Trust, a trust formed by an instrumentality of the State of Rhode Island for purposes of funding plans created under Section 529 of the Code ("RIHEST"), and Alliance Capital Management L.P. ("Alliance"), on behalf of certain other institutional clients of and regulated investment companies advised by Alliance that seek to invest in a blend of asset classes (the "Additional Contributors") (each, a "Transferor" and collectively, the Transferors").

           Pursuant to this Plan, each of the Transferors will transfer all or a portion of the securities it holds as portfolio investments to multiple Portfolios in return for shares of those Portfolios (such transfer of portfolio securities in return for Portfolio shares, a "Transfer"). The rights of the Portfolios and the Transferors are further defined in the prospectus and statement of additional information of the AllianceBernstein Pooling Portfolios filed with the Securities and Exchange Commission ("SEC") on or about May 16, 2005 and which are incorporated herein by reference.

           The Transfers will occur with an expedition consistent with orderly procedure. The Non-Tax Managed Wealth Strategies and the U.S. Large Cap Fund are expected to make the first Transfers on May 20, 2005. Subject to approval by the board of directors of Rhode Island Higher Education Assistance Authority ("RIHEAA") and the State Investment Commission (the "SIC"), RIHEST will make its Transfer as soon as reasonably practicable once it has completed its due diligence and such other steps as are required for it to make its Transfer are completed (anticipated to occur in June 2005 or July 2005 and, therefore, the RIHEST Transfers to occur in July 2005 or August 2005). The Tax-Managed Wealth Strategies are required to obtain exemptive relief from the SEC in order to transfer any of their assets to any of the Portfolios, and each will make its Transfer as soon as reasonably practicable after the SEC grants such relief. Alliance anticipates that the SEC may grant such relief as soon as December 2005. Transfers by the Additional Contributors will occur as soon as reasonably practicable once the required approvals, if any, have been obtained. The Transfers may occur in a sequence and over a time period other than that which is described in this paragraph. Notwithstanding the preceding sentence, and subject to the requisite approvals of both the SIC and RIHEAA, all Transfers will occur within the earlier of (i) twelve months of the first Transfer or (ii) as soon as reasonably practicable following the grant of exemptive relief from the SEC to the Tax-Managed Wealth Strategies.

           Following each individual Transfer and all Transfers collectively, the Transferors who have participated in a Transfer to a given Portfolio will together own shares of such Portfolio possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock (if any).


                         [Signatures on following pages]

IN WITNESS WHEREOF, the undersigned have adopted this Plan as of the date first written above:


                     THE ALLIANCEBERNSTEIN POOLING PORTFOLIOS, on behalf of its
                     AllianceBernstein U.S. Value Portfolio,
                     AllianceBernstein U.S. Large Cap Growth Portfolio, AllianceBernstein Global Real Estate Investment Portfolio, AllianceBernstein International Value Portfolio, AllianceBernstein International Growth Portfolio, AllianceBernstein Short Duration Bond Portfolio, AllianceBernstein Intermediate Duration Bond Portfolio, AllianceBernstein Inflation Protected Securities Portfolio, AllianceBernstein High-Yield Portfolio,
                     AllianceBernstein Small-Mid Cap Value Portfolio, AllianceBernstein Small-Mid Cap Growth Portfolio, and any subsequently formed portfolios of the Trust to which this Plan applies


                     ___________________________________________________________
                     Name:
                     Title:



                     THE ALLIANCEBERNSTEIN PORTFOLIOS,
                     on behalf of its
                     AllianceBernstein Wealth Appreciation Strategy, AllianceBernstein Balanced Wealth Strategy,
                     AllianceBernstein Wealth Preservation Strategy, AllianceBernstein Tax-Managed Wealth Appreciation Strategy, AllianceBernstein Tax-Managed Balanced Wealth Strategy, and AllianceBernstein Tax-Managed Wealth Preservation Strategy


                     ___________________________________________________________
                     Name:
                     Title:

                     ALLIANCEBERNSTEIN BLENDED STYLE SERIES, INC.
                     on behalf of its
                     U.S. Large Cap Portfolio


                     ___________________________________________________________
                     Name:
                     Title:



                     RHODE ISLAND HIGHER EDUCATIONAL SAVINGS TRUST


                     ___________________________________________________________
                     Name:
                     Title:



                     ALLIANCE CAPITAL MANAGEMENT L.P.
                     on behalf of the institutional clients of and regulated investment companies advised by Alliance that may become Transferors as herein defined


                     ___________________________________________________________
                     Name:
                     Title: